Exhibit 99.1

AquaBounty Technologies Announces Third Quarter 2024 Financial Results

HARVARD, Mass., November 5, 2024 -- AquaBounty Technologies, Inc. (NASDAQ: AQB) (“AquaBounty” or the “Company”), a land-based aquaculture company utilizing technology to enhance productivity and sustainability, today announced the Company’s financial results for the third quarter and nine months ended September 30, 2024.

Third Quarter 2024 Highlights and Recent Developments

•	Net loss in the third quarter of 2024 was down significantly at $3.4 million as compared to $6.1 million in the third quarter of 2023, primarily due to the sale of the Indiana farm.
•	Cash, cash equivalents and restricted cash totaled $500 thousand as of September 30, 2024, as compared to $9.2 million as of December 31, 2023.
•

The sale of the Indiana farm, which included certain equipment from the Ohio farm, was completed on July 26, 2024 for $9.2 million, net of expenses.  A portion of the net proceeds was used to pay off the bridge loan for the transaction.

•	On September 3, 2024, the Company announced that it had made the decision to sell its Rollo Bay farm operation on Prince Edward Island, Canada.

Management Commentary

“We continue to focus our efforts on working with our investment banking partner to extend our cash runway, while reviewing a variety of financing initiatives to maintain liquidity,” said Dave Melbourne, AquaBounty’s President and Chief Executive Officer.  “Included in this effort was our decision to market our Rollo Bay farm for sale.  As I stated in our announcement, the Rollo Bay farm was purchased and developed to support an expansion plan for five large land-based grow-out farms.  Since we will not require the egg output from the Rollo Bay farm in the near to mid-term timeframe, and since we will retain sufficient egg production capacity for our Ohio farm from our hatchery in Bay Fortune, we determined that the Rollo Bay farm could be sold at this time to address the Company’s immediate cash requirements without impacting our long-term strategy.”

“We have also been working to reduce costs where appropriate and our results for the quarter show a significant reduction in both our operating spend and our net loss.”

“We are fully committed to securing the pathway forward for our Company and stockholders, and we will continue to work to stabilize the business in the short term and drive value creation in the long term.  I look forward to sharing continued updates in the future” concluded Melbourne.

About AquaBounty

At AquaBounty Technologies, Inc. (NASDAQ: AQB), we believe that we are a distinctive brand in land-based aquaculture.  As a vertically integrated Company, we have decades of experience in farming Atlantic salmon from broodstock to grow out.  We leverage our operational expertise and advances in fish breeding, genetics, and health and nutrition, to deliver innovative solutions that address food insecurity and climate change issues.  Our land-based farms utilize recirculating aquaculture systems (“RAS”), which are designed to prevent disease and include multiple levels of fish containment designed to protect wild fish populations. AquaBounty’s primary farming principle is to raise nutritious salmon that is free of antibiotics and located close to key consumption markets, in a manner that is good for the environment, good for the fish and good for consumers. For more information on AquaBounty, please visit www.aquabounty.com.

Forward-Looking Statements

This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995, as amended, including regarding potential financing alternatives for the Company, its operations, and construction of its Ohio farm. The forward-looking statements in this press release are neither promises nor guarantees, and you should not place undue reliance on these statements because they involve significant risks and uncertainties about AquaBounty. AquaBounty may use words such as “continue,” “believe,” “will,” “may,” “expect,” the negative forms of these words and similar expressions to identify such forward-

looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are: our history of net losses and the likelihood of future net losses; our ability to continue as a going concern; our ability to raise substantial additional capital on acceptable terms, or at all, which is required to implement our business strategy as planned, or at all; our ability to raise additional funds in sufficient amounts on a timely basis, on acceptable terms, or at all; including our ability to sell our Rollo Bay farm and additional equipment from the Ohio farm to generate liquidity to fund ongoing operations; our ability to attract and retain key personnel, including key management personnel; our ability to retain and reengage key vendors and engage additional vendors, as needed; our ability to obtain approvals and permits to construct and operate our farms without delay; increases in interest rates; delays and defects that may prevent the commencement of farm operations; rising inflation rates; our ability to finance our Ohio farm through the placement of municipal bonds, which may require restrictive debt covenants that could limit our control over the farm’s operation and restrict our ability to utilize any cash that the farm generates; our ability to manage our growth, which could adversely affect our business; risks related to potential strategic acquisitions, investments or mergers; high customer concentration, which exposes us to various risks faced by our major customers; ethical, legal, and social concerns about genetically engineered products; our ability to gain consumer acceptance of our genetically engineered Atlantic salmon (“GE Atlantic salmon” or “AquAdvantage salmon”) product; the quality and quantity of the salmon that we harvest; a significant fish mortality event in our broodstock or our production facilities; the loss of our GE Atlantic salmon broodstock; disease outbreaks, which can increase the cost of production and/or reduce production harvests; a shutdown, material damage to any of our farms, or lack of availability of power, fuel, oxygen, eggs, water, or other key components needed for our operations; our ability to efficiently and cost-effectively produce and sell salmon at large commercial scale; any contamination of our products, which could subject us to product liability claims and product recalls; security breaches, cyber-attacks and other disruptions could compromise our information, expose us to fraud or liability, or interrupt our operations; our dependence on third parties for the processing, distribution, and sale of our products; any write-downs of the value of our inventory; business, political, or economic disruptions or global health concerns; adverse developments affecting the financial services industry; industry volatility, including fluctuations in commodity prices of salmon; restrictions on Atlantic salmon farming in certain states; agreements that require us to pay a significant portion of our future revenue to third parties; our ability to receive additional government research grants and loans; international business risks, including exchange rate fluctuations; our ability to use net operating losses and other tax attributes, which may be subject to certain limitations; our ability to maintain regulatory approvals for our GE Atlantic salmon and our farm sites and obtain new approvals for farm sites and the sale of our products in other markets; our ability to continue to comply with U.S. Food and Drug Administration regulations and foreign regulations; significant regulations in the markets in which we intend to sell our products; significant costs complying with environmental, health, and safety laws and regulations, and any failure to comply with these laws and regulations; increasing regulation, changes in existing regulations, and review of existing regulatory decisions; lawsuits by non-governmental organizations and others who are opposed to the development or commercialization of genetically engineered products; risks related to the use of the term “genetically engineered,” which will need to be included as part of the acceptable market name for our GE Atlantic salmon, and bioengineering disclosures provided in accordance with U.S. Department of Agriculture regulations; competitors and potential competitors may develop products and technologies that make ours obsolete or garner greater market share than ours; any theft, misappropriation, or reverse engineering of our products could result in competing technologies or products; our ability to protect our proprietary technologies and intellectual property rights; our ability to enforce our intellectual property rights; volatility in the price of our shares of common stock; our ability to maintain our listing on the Nasdaq Stock Market LLC; our success in growing, or our perceived ability to grow, our GE Atlantic salmon successfully and profitably at commercial scale; an active trading market for our common stock may not be sustained; our status as a “smaller reporting company” and a “non-accelerated filer” may cause our shares of common stock to be less attractive to investors; any issuance of preferred stock with terms that could dilute the voting power or reduce the value of our common stock; provisions in our corporate documents and Delaware law could have the effect of delaying, deferring, or preventing a change in control of us; our expectation of not paying cash dividends in the foreseeable future; and other risks and uncertainties discussed in the Company’s filings with the Securities and Exchange Commission (“SEC”).  Forward-looking statements speak only as of the date hereof, and, except as required by law, AquaBounty undertakes no obligation to update or revise these forward-looking statements. For information regarding the risks faced by us, please refer to our public filings with the SEC, available on the Investors section of our website at www.aquabounty.com and on the SEC’s website at www.sec.gov.

Company & Investor Contact:
AquaBounty Technologies

investors@aquabounty.com

Media Contact:
Vince McMorrow
Fahlgren Mortine
(614) 906-1671
vince.mcmorrow@Fahlgren.com

AquaBounty Technologies, Inc.

Consolidated Balance Sheets

(Unaudited)

	As of
	September 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$500,434	$8,203,869
Inventory	466,270	1,733,603
Assets held for sale	35,286,854	—
Prepaid expenses and other current assets	1,089,013	1,700,273
Total current assets	37,342,571	11,637,745

Property, plant and equipment, net	80,188,450	174,381,382
Right of use assets, net	58,291	281,104
Intangible assets, net	194,158	204,436
Restricted cash	—	1,000,000
Other assets	1,894	46,761
Total assets	$117,785,364	$187,551,428

Liabilities and stockholders' equity
Current liabilities:
Accounts payable and accrued liabilities	$11,751,477	$12,991,819
Accrued employee compensation	223,719	754,621
Current debt	349,312	795,300
Other current liabilities	59,930	30,863
Total current liabilities	12,384,438	14,572,603

Long-term lease obligations	30,329	250,241
Long-term debt, net	5,298,947	7,711,866
Total liabilities	17,713,714	22,534,710

Commitments and contingencies

Stockholders' equity:
Common stock, $0.001 par value, 75,000,000 shares authorized;
3,865,778 and 3,847,022 shares outstanding at September 30, 2024 and
December 31, 2023, respectively	3,866	3,847
Additional paid-in capital	386,237,887	385,998,213
Accumulated other comprehensive loss	(513,405)	(405,464)
Accumulated deficit	(285,656,698)	(220,579,878)
Total stockholders' equity	100,071,650	165,016,718

Total liabilities and stockholders' equity	$117,785,364	$187,551,428

AquaBounty Technologies, Inc.

Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenues
Product revenues	$47,812	$733,133	$705,262	$1,919,409

Costs and expenses
Product costs	425,057	4,096,040	6,542,437	11,446,158
Sales and marketing	44,167	191,862	187,832	584,401
Research and development	52,093	184,221	236,384	485,532
General and administrative	1,887,814	2,334,861	7,834,931	8,402,876
Long-lived asset impairment	—	—	48,733,222	—
Total costs and expenses	2,409,131	6,806,984	63,534,806	20,918,967

Operating loss	(2,361,319)	(6,073,851)	(62,829,544)	(18,999,558)

Other expense
Interest expense	(1,030,949)	(63,746)	(2,229,488)	(195,809)
Other (expense) income, net	(12,063)	(516)	(17,788)	62,440
Total other expense	(1,043,012)	(64,262)	(2,247,276)	(133,369)

Net loss	$(3,404,331)	$(6,138,113)	$(65,076,820)	$(19,132,927)

Other comprehensive income (loss)
Foreign currency translation gain (loss)	65,701	(138,202)	(107,941)	(22,429)
Total other comprehensive income (loss)	65,701	(138,202)	(107,941)	(22,429)

Comprehensive loss	$(3,338,630)	$(6,276,315)	$(65,184,761)	$(19,155,356)

Basic and diluted net loss per share	$(0.88)	$(1.60)	$(16.87)	$(4.98)
Weighted average number of Common Shares
-basic and diluted	3,865,778	3,846,622	3,858,642	3,843,349

AquaBounty Technologies, Inc.

Consolidated Statements of Cash Flows

(Unaudited)

	Nine Months Ended September 30,
	2024	2023
Operating activities
Net loss	$(65,076,820)	$(19,132,927)
Adjustment to reconcile net loss to net cash used in
operating activities:
Depreciation and amortization	868,292	1,607,260
Share-based compensation	239,693	423,416
Long-lived asset impairment	48,733,222	—
Other non-cash items	48,957	13,087
Changes in operating assets and liabilities:
Inventory	1,265,142	332,314
Prepaid expenses and other assets	1,041,947	(1,570,255)
Accounts payable and accrued liabilities	710,613	158,108
Accrued employee compensation	(530,902)	(293,997)
Net cash used in operating activities	(12,699,856)	(18,462,994)

Investing activities
Purchases of and deposits on property, plant and equipment	(2,716,880)	(66,256,590)
Proceeds from asset sales	9,506,061	—
Other investing activities	—	(3,263)
Net cash provided by (used in) investing activities	6,789,181	(66,259,853)

Financing activities
Proceeds from issuance of debt	6,759,257	394,156
Repayment of term debt	(9,547,358)	(542,019)
Net cash used in financing activities	(2,788,101)	(147,863)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(4,659)	(777)
Net change in cash, cash equivalents and restricted cash	(8,703,435)	(84,871,487)
Cash, cash equivalents and restricted cash at beginning of period	9,203,869	102,638,557
Cash, cash equivalents and restricted cash at end of period	$500,434	$17,767,070

Reconciliation of cash, cash equivalents and restricted cash reported in the consolidated balance sheet:
Cash and cash equivalents	$500,434	$16,767,070
Restricted cash	—	1,000,000
Total cash, cash equivalents and restricted cash	$500,434	$17,767,070

Supplemental disclosure of cash flow information and non-cash transactions:
Interest paid in cash	$2,192,251	$184,497
Property and equipment included in accounts payable and accrued liabilities	$9,477,929	$8,300,093